Exhibit 10.69

Consulting Service Agreement

Parties of this agreement:

China United Insurance Service, Inc. (“Party A”)

FU-CHANG LI (“Party B”)

Whereas, Party A intends to obtain from Party B and Party B agrees to provide Party A services as described below during the term of this Agreement. The parties hereby agree the terms and conditions of this Agreement as follows:

1.	The Agreement shall be effective on the date of December 7, 2017 hereof and shall continue thereafter for 12 months. This Agreement may be renewed by both parties at the end of this Agreement by signing new agreement hereinafter.

2.	Party A agrees to pay Party B the service fees at NT$150,000 monthly (total NT$1,800,000) based on the services provided by Party B pursuant to this Agreement. The payment of 50% of annual service fees (NT$1,800,000) shall be made by Party A within one month of the effective date of this Agreement, and the other 50% shall be made within first week of the seventh month of the term of this Agreement. The parties hereto agree that, the undisputed payment of service fees hereunder shall be made by Party A to the bank account owned by Party B as below.

3.	Party B shall provide the following services to Party A:
A.	Business plan requested by Party A.
B.	Assessment of potential investors, including but not limited to valuation, credit assessment and eligibility assessment.
C.	Assist Party A to negotiate with potential investors about transactional framework, as well as specific transactional conditions and seek to promote cooperation between Party A and potential investors to reach an agreement.
D.	Assist Party A and investors to reach a formal investment contract and related legal documents prerequisite listed.
E.	Assist Party A to promote the work of project (including, but not limited to, the execution of a letter of intent, a formal agreement and other relevant legal documents) until Party A and/or a third party designated by Party A with the potential investors to complete the transaction.

4.

A.	Party B shall obey Party A’s instructions with attentions as a bona fides administrator, honesty and diligence, to execute and process all affairs.

B.	Party B shall report the status of the transaction to Party A and release relevant operation reports and future plans of operations at the meetings held by Party A annually.
C.	Party B agrees not to disclose to any third party any information it receives from Party A identified orally or in writing as a trade secret or confidential or proprietary information of Party A (hereinafter referred to as “Confidential Information”) and other obligations as below:
(1)	Party B shall not reproduce copy, photograph or otherwise retain all or part of the Confidential Information.
(2)	Party B hereto shall not use, employ or disclose any Confidential Information received to any third party for any reason, whether orally, in writing, by demonstration or otherwise.
(3)	Party B shall not use the Confidential Information for his own or any third party’s benefits.
(4)	In the event that Party A has confidentiality obligation to any confidential information has been obtained or will be obtained from a third party, Party B shall bear the obligation of confidentiality and shall strictly observe the above articles.
(5)	Party B hereto agree that the confidentiality obligations provided in this Article 4.3 hereof shall survive the termination of this Agreement.
(6)	If any violations of this article, Party A may terminate this Agreement and Party B shall also be responsible for all administrative, civil and criminal liabilities.

5.	Party A may terminate this Agreement without cause by giving one month written or oral notice to Party B and the termination of this Agreement shall become effective accordingly.

6.	If Party B materially breaches any of the terms and conditions of this Agreement, Party A may terminate this Agreement immediately and Party B shall not be compensated by Party A.

7.	During the performance of this Agreement, Party B intentionally or negligently causes any damage to Party A, Party A may terminate this Agreement or take other sanctions and Party B shall be held liable to indemnify Party A against and from all losses arising there from.

8.	The parties agree that Party A and Party B are independent from each other. In no event shall Party B act as Party A’s agent, representative, entrustment, employee, partner or other similar legal relationship.

9.	Any matters not specified in this Agreement, the relevant laws and regulations of Republic of China shall be applicable.

10.	All disputes arising under or in connection with this Agreement shall be submitted to and settled by the first instance of the District Courts of Taipei, Taiwan, Republic of China.

11.	This Agreement can be amended only by written instrument signed by duly authorized representatives of both parties.

12.	This Agreement is executed in duplicate, with each Party holding one original.

Party A

For and on behalf of

Action Holdings Financial Limited (seal)

/s/ Yi-Hsiao Mao

Authorized representative: Yi-Hsiao Mao

Party B

/s/ Fu-Chang Li

Name: FU-CHANG LI

Address: